                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 2

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          September 9, 1997




                              GILMAN & CIOCIA, INC.
                 (Name of small business issuer in its charter)


      Delaware                           000-22996                  11-2587324
(State or jurisdiction                   Commission              (I.R.S.Employer
of incorporation or                      file                    Identification
organization)                            number                           No.)


475 Northern Boulevard, Great Neck, NY                             11021
(Address of principal executive offices)                           (Zip Code)


                                 (516) 482-4860
                (Issuer's Telephone Number, Including Area Code)

ITEM 4.                    Changes in Registrant's Certifying Accountant.

         This Amendment No. 2 to Form 8-K supersedes the Form 8-K dated September 9, 1997 (filed September 16, 1997) and Amendment No. 1 thereto. BDO Seidman, LLP ("BDO") was dismissed as the principal independent accountants of Gilman & Ciocia, Inc. (the "Company") as of September 9, 1997. Such former principal accountant's report on the financial statements of the Company for the prior year did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles. The decision to replace the Company's independent accountants was made by the Company's Board of Directors. There was no disagreement with the former accountants, either that was resolved or that remained unresolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

         On September 9, 1997, the Company engaged Arthur Andersen, LLP as its new principal independent accountants.

         BDO did not inform the Company that any information had come to the attention of BDO which made the accountant unwilling to rely on management's representations, or unwilling to be associated with the financial statements prepared by management. BDO also did not advise the Company that any information had come to its attention that BDO had concluded will, or upon further investigation would, materially impact the fairness or reliability of the previously issued audit report or any underlying financial statements for the year ended June 30, 1996.

         BDO did provide to the Company a draft of a management letter that listed areas in the Company's internal control that BDO felt should be improved in order to protect the Company's assets and make its accounting controls more efficient, which were noted during the course of its audit of the Company's financial statements for the year ended June 30, 1996.

         The Company's Audit Committee met to discuss the draft of the management letter, and on October 6, 1997, met again with the Company's new principal independent accountants and the Company's outside accounting consultants to discuss the concerns raised in such letter. The Company has taken and will be taking steps to improve its internal controls and accounting functions.

         The matters raised in BDO's draft of a management letter that BDO subsequently informed the Company could be material were: (i) the absence of corporate minutes approving the compensation to officers/stockholders; (ii) the lack of complete support for the recording of proper accounts receivable records and complete adequate records to support the recording of certain transactions to the general ledger; (iii) the inadequate formal review process in some areas by management; (iv) the lack of segregation of duties among employees in certain areas; and (v) the need for the Company's personnel to increase their knowledge and familiarity with existing and recently issued accounting pronouncements, tax law and SEC regulations. In addition, board of directors consents granting stock options, which were filed at the Company's counsel's office, were not available at the Company's office on a timely basis.

         These matters resulted in BDO's performing additional accounting and auditing procedures to enable them to complete their audit. In addition, in the course of its audit, BDO proposed audit adjustments, most of which were recorded by the Company. The proposed audit adjustments that were not recorded were clearly immaterial.

             (c)  Exhibits.

         Exhibit No.                     Description
         -----------                     -----------
         16                              Letter from BDO Seidman, LLP to the
                                         Securities & Exchange Commission

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 2 to the report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  November 12, 1997

                                    GILMAN & CIOCIA, INC.

                                    By:/s/ Thomas Povinelli
                                       -------------------------------------
                                       Thomas Povinelli
                                       Vice President (authorized signatory)
                                       Chief Operating Officer